UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 1, 2007
Date of Report (date of earliest event reported)
OMNITURE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-52076	87-0619936

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
550 East Timpanogos Circle
Orem, UT 84097
(Address of principal executive offices, including zip code)
(801) 722-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
          This Amendment No. 1 is being filed by Omniture, Inc. (“Omniture”) to amend Item 9.01 of the Current Report on Form 8-K originally filed by Omniture with the Securities and Exchange Commission on March 7, 2007 to provide the information required by Item 9.01(a) and (b) of Form 8-K relating to Omniture’s acquisition of all of the issued share capital of Touch Clarity Limited, a privately held company registered in England and Wales, United Kingdom (“Touch Clarity”), pursuant to a Share Purchase Agreement dated February 14, 2007 with the shareholders of Touch Clarity.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired.
          The following financial statements of Touch Clarity required by this Item 9.01(a) are being filed as Exhibit 99.1 to this amendment and are incorporated by reference herein:
          The audited consolidated balance sheets of Touch Clarity as of December 31, 2005 and 2006, and the related consolidated statements of operations, convertible redeemable preferred stock, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2006.
     (b) Pro Forma Financial Information.
          The following pro forma financial information required by this Item 9.01(b) is filed as Exhibit 99.2 to this amendment and is incorporated by reference herein:
          The unaudited pro forma condensed combined financial information of Omniture, giving effect to the acquisition of Touch Clarity.
     (d) Exhibits.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

99.1	Touch Clarity Limited’s historical audited consolidated financial statements as of December 31, 2005 and 2006, and for each of the two years in the period ended December 31, 2006.

99.2	Unaudited pro forma condensed combined financial information.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITURE, INC.

	By:	/s/ Michael S. Herring

Michael S. Herring
Dated: May 15, 2007		Chief Financial Officer and Executive Vice President

INDEX TO EXHIBITS

Exhibit Number	Description
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

99.1	Touch Clarity Limited’s historical audited consolidated financial statements as of December 31, 2005 and 2006, and for each of the two years in the period ended December 31, 2006.

99.2	Unaudited pro forma condensed combined financial information.